EXHIBIT 10.6

QUAINT OAK MORTGAGE, LLC
QUAINT OAK REAL ESTATE, LLC
QUAINT OAK ABSTRACT, LLC

EMPLOYMENT AGREEMENT
FOR
WILLIAM R. GONZALEZ

THIS EMPLOYMENT AGREEMENT (the "Agreement") between Quaint Oak Mortgage, LLC, Quaint Oak Real Estate, LLC and Quaint Oak Abstract, LLC, each a Pennsylvania limited liability company with principal business offices at 1710 Union Boulevard, Allentown, Pennsylvania 18109 (collectively, the "Employers"), and William R. Gonzalez (the "Executive"), is hereby adopted effective as of the 1st day of July 2009 (the "Effective Date").

WHEREAS, the Executive is the sole member and is presently employed as the Chief Executive Officer of Affiligration, LLC ("Affiligration");

WHEREAS, Affiligration is a party to an Asset Purchase and Sale Agreement by and among Affiligration, Union Property Holdings, LLC General Mortgage Company, LLC, Bellman & Radcliff Real Estate, LLC, First Continental Settlement Services, L.P., Rebecca Gonzalez and the Executive, and Quaint Oak Bancorp, Inc. and Quaint Oak Bank, pursuant to which Affiligration sold all of its assets and thereafter will cease business operations;

WHEREAS, the Employers wish to assure themselves of the services of the Executive as an officer of the Employers for the period provided in this Agreement; and

WHEREAS, the Executive is willing to serve the Employers on the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereby agree as follows:

1.            Definitions.  The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

(a)            Cause. Termination of the Executive's employment for "Cause" shall mean termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, conviction of a felony, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order which in the reasonable judgment of the Boards of Directors of the Employers will probably cause substantial economic damages to the Employers, willful or intentional breach or neglect by the Executive of his duties, or a material breach of any provision of this Agreement.  For purposes of this Agreement, no act or failure to act on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Employers; provided that any act or omission to act on the Executive's behalf in reliance upon an opinion of counsel to the Employers or counsel to the Executive shall not be deemed to be willful.

(b)            Code.  "Code" shall mean the Internal Revenue Code of 1986, as amended.

(c)            Date of Termination.  "Date of Termination" shall mean the date specified in the Notice of Termination.

(d)            Notice of Termination.  Any purported termination of the Executive's employment by the Employers for any reason, including without limitation for Cause, or by the Executive for any reason, shall be communicated by a written "Notice of Termination" to the other party(ies) hereto.  For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, (iii) specifies a Date of Termination, and (iv) is given in the manner specified in Section 9 hereof.

2.            Term of Employment.  During the term of his employment hereunder, the Executive will serve as President and Chief Executive Officer of Quaint Oak Real Estate, LLC and Quaint Oak Abstract, LLC and Executive Vice President and Chief Operating Officer of Quaint Oak Mortgage, LLC and the Executive hereby accepts said employment and agrees to render such services on the terms and conditions set forth in this Agreement.  Subject to the terms hereof, the initial term of this Agreement shall be for the period commencing on the Effective Date hereof and ending on December 31, 2009; provided, however, that beginning on December 31, 2009, and on each December 31st thereafter, the term of this Agreement shall be extended for one additional year, provided that neither party to the Agreement has given notice to the other party in writing at least 30 days, and not more than 90 days, prior to any such December 31st that the term of this Agreement shall not be extended further.  If any party gives timely notice that the term will not be extended as of any such December 31st, then this Agreement shall terminate at the conclusion of its remaining term.  References herein to the term of this Agreement shall refer both to the initial term and successive terms.

3.            Compensation and Benefits.

(a)            Base Salary and Commissions.  The Employers shall pay the Executive for his services during the term of this Agreement a minimum base salary of Sixty Thousand and 00/100 Dollars ($60,000.00) per year ("Base Salary") payable in bi-weekly installments or with such other frequency as officers of the Employers are normally paid pursuant to their customary payroll practices.  The Executive's Base Salary may be increased from time to time in such amounts as may be determined by the Boards of Directors of the Employers in their sole discretion and may not be decreased without the Executive's prior express written consent.  Any increase in Base Salary shall become the "Base Salary" for purposes of this Agreement.  In addition to his Base Salary, the Executive may be entitled to earn annual commissions in an amount not to exceed an additional Sixty Thousand and 00/100 Dollars ($60,000.00) per year pursuant to Schedule A attached hereto.

(b)            Bonus Compensation.  Executive may be entitled to participate in any bonus plans or arrangements of the Employers as may be determined by the Compensation Committee of the Boards of Directors of the Employers in their sole discretion.  Nothing paid to Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which Executive is entitled under this Agreement.

(c)            Employee Benefits.  During the term of this Agreement, the Executive shall be entitled to participate in such benefit plans as the Employers may adopt for the benefit of their employees, but shall not be entitled to participate in any benefit plans maintained by Quaint Oak Bank.  The Employers shall not make any changes in such benefit plans that would adversely affect the Executive's rights or benefits thereunder without the Executive's express written consent.  Nothing paid to the Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the Base Salary payable to the Executive pursuant to Section 3(a) hereof.

(d)            Paid Time Off.  During the term of this Agreement, the Executive shall be entitled to paid annual vacation and sick leave in accordance with the policies as established from time to time by the Boards of Directors of the Employers.  The Executive shall not be entitled to receive any additional compensation from the Employers for failure to take a vacation, nor shall the Executive be able to accumulate unused vacation time from one year to the next, except to the extent authorized by the Boards of Directors of the Employers.

4.            Expenses.  The Employers shall reimburse the Executive or otherwise provide for or pay for all reasonable expenses incurred by the Executive in furtherance of or in connection with the business of the Employers including, but not by way of limitation, traveling expenses, subject to such reasonable documentation and other limitations as may be established by the Boards of Directors of the Employers.  If such expenses are paid in the first instance by the Executive, the Employers shall reimburse the Executive therefor.  Such reimbursement shall be made promptly by the Employers and, in any event, no later than the calendar quarter of the year immediately following the quarter in which such expenses were incurred.

5.            Termination.  The Employers shall have the right, at any time upon prior Notice of Termination, to terminate the Executive's employment hereunder for any reason, including without limitation termination for Cause, and the Executive shall have the right, upon prior Notice of Termination, to terminate his employment hereunder for any reason.  The Executive shall have no right pursuant to this Agreement to compensation or other benefits for any period after the applicable Date of Termination, other than his accrued but unpaid Base Salary or other vested benefits which may be available to the Executive upon a termination of employment with the Employers pursuant to employee benefit plans of the Employers or otherwise.

6.            Withholding.  All payments required to be made by the Employers hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Employers may reasonably determine should be withheld pursuant to any applicable law or regulation.

7.            Licenses.  During the Executive's term of employment hereunder, the Executive shall have and maintain all licenses as are necessary to render all such services to the Employers contemplated by this Agreement, including real estate brokerage and title insurance agent licenses.

8.            Noncompetition Agreement.

(a)            During the Executive's term of employment hereunder and for a period of three (3) years after any termination of the Executive's employment by the Employers for Cause or upon the Executive's voluntary termination of employment for any reason, or for a period of one (1) year in the event of the Executive's termination of employment by the Employers without Cause, in any of the following counties within the Commonwealth of Pennsylvania: Philadelphia, Montgomery, Bucks, Lehigh, Berks, Lebanon, Dauphin, Lancaster, Chester, Delaware, Lackawanna, Schuylkill, Carbon, Luzerne, Monroe or Northampton, the Executive will not compete in any way with the Employers or any affiliate or entity related to the Employers or any affiliate, directly or indirectly, and will not consult with or have any interest in any business, firm, person, partnership, corporation or other entity, whether as employee, officer, director, agent, security holder, creditor, consultant or otherwise, which competes with the Employers or any affiliate or related entity, directly or indirectly, in any aspect of the business of the Employers; provided, however, that this Section 7(a) shall not be deemed to prevent the Executive's ownership of not more than 1% of the capital stock of any publicly held entity.

(b)            The Executive expressly agrees that (i) in the event of a violation of these noncompetition provisions by the Executive, monetary damages alone will be inadequate to compensate the Employers, (ii) the Employers will be entitled to injunctive relief against the Executive in addition to any other remedies provided by law or in equity and (iii) the noncompetition obligations contained herein shall be extended by the length of time during which the Executive shall have been in breach thereof.

9.            Assignability.  The Employers may assign this Agreement and their rights and obligations hereunder in whole, but not in part, to any corporation or other entity with or into which the Employers may hereafter merge or consolidate or to which the Employers may transfer all or substantially all of their assets, if in any such case said corporation or other entity shall by operation of law or expressly in writing assume all obligations of the Employers hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or their rights and obligations hereunder.  The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

10.            Key Man Insurance.  The Employers will have the right throughout the term of the Executive's employment, to obtain or increase insurance on Executive's life in such amount as the Boards of the Employers determine, in the name of the Employers and for their sole benefit, or otherwise, in the discretion of the Board.  Upon reasonable advance notice, Executive will cooperate in any and all necessary physical examinations without expense to Executive, supply information, and sign documents, and otherwise cooperate fully with the Employers as the Employers may request in connection with such insurance.  Executive warrants and represents that, to the Executive's best knowledge, Executive is in good health and does not suffer from any medical condition which might interfere with the timely performance of Executive's obligations under this Agreement.

11.            Notice.  For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

To the Employers:	Boards of Directors
Quaint Oak Mortgage, LLC
Quaint Oak Real Estate, LLC
Quaint Oak Abstract, LLC
1710 Union Boulevard
Allentown, Pennsylvania 18109

To the Executive:          William R. Gonzalez
At the address last appearing on the
personnel records of the Employers

12.            Amendment; Waiver.  No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer or officers as may be specifically designated by the Boards of Directors of the Employers to sign on its behalf.  No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

13.            Governing Law.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the Commonwealth of Pennsylvania.

14.            Nature of Obligations.  Nothing contained herein shall create or require the Employers to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Employers hereunder, such right shall be no greater than the right of any unsecured general creditor of the Employers.

15.            Headings.  The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

16.            Validity.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

17.            Changes in Statutes or Regulations. If any statutory or regulatory provision referenced herein is subsequently changed or re-numbered, or is replaced by a separate provision, then the references in this Agreement to such statutory or regulatory provision shall be deemed to be a reference to such section as amended, re-numbered or replaced.

18.            Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

19.            Entire Agreement.  This Agreement embodies the entire agreement between the Employers and the Executive with respect to the matters agreed to herein.  All prior agreements between the Employers and the Executive with respect to the matters agreed to herein are hereby superseded and shall have no force or effect.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of this 15th day of June, 2009.

ATTEST:		QUAINT OAK MORTGAGE, LLC

By:	/s/Diane J. Colyer	By:	/s/Robert T. Strong
	Diane J. Colyer		Robert T. Strong
	Corporate Secretary		Chairman of the Board

ATTEST:		QUAINT OAK REAL ESTATE, LLC

By:	/s/Diane J. Colyer	By:	/s/Robert T. Strong
	Diane J. Colyer		Robert T. Strong
	Corporate Secretary		Chairman of the Board

ATTEST:		QUAINT OAK ABSTRACT, LLC

By:	/s/Diane J. Colyer	By:	/s/Robert T. Strong
	Diane J. Colyer		Robert T. Strong
	Corporate Secretary		Chairman of the Board

EXECUTIVE

		By:	/s/William R. Gonzalez
William R. Gonzalez

Schedule A

Annual commissions not to exceed Sixty Thousand and 00/100 Dollars ($60,000.00) shall be calculated as follows:

(a)	The Executive shall receive a commission of 70% of Quaint Oak Real Estate, LLC's gross real estate commissions received on sales executed by the Executive.

(b)	The Executive shall receive a commission of 55% of Quaint Oak Mortgage, LLC's gross mortgage commissions received on loans by the Executive.

QUAINT OAK MORTGAGE, LLC
QUAINT OAK REAL ESTATE, LLC
QUAINT OAK ABSTRACT, LLC

AMENDMENT NUMBER ONE

TO THE

EMPLOYMENT AGREEMENT
FOR
WILLIAM R. GONZALEZ

THIS AMENDMENT NUMBER ONE (the "Amendment") to the employment agreement between Quaint Oak Mortgage, LLC, Quaint Oak Real Estate, LLC and Quaint Oak Abstract, LLC, each a Pennsylvania limited liability company with principal business offices at 1710 Union Boulevard, Allentown, Pennsylvania 18109 (collectively, the "Employers"), and William R. Gonzalez (the "Executive"), is hereby adopted effective as of the 11th day of May 2011.

WHEREAS, the Executive and the Employers entered into an employment agreement effective as of July 1, 2009 (the "Employment Agreement"), pursuant to which the Executive currently serves as President and Chief Executive Officer of Quaint Oak Real Estate, LLC and Quaint Oak Abstract, LLC and Executive Vice President and Chief Operating Officer of Quaint Oak Mortgage, LLC;

WHEREAS, each of the Employers is a wholly-owned subsidiary of Quaint Oak Bank (the "Bank"); and

WHEREAS, the Executive and the Employers desire to amend the Employment Agreement in the manner specified herein.

NOW THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereby agree as follows:

1.            Section 2 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

"2.            Term of Employment.  During the term of his employment hereunder, the Executive will serve as President and Chief Executive Officer of Quaint Oak Real Estate, LLC and Quaint Oak Abstract, LLC and Executive Vice President and Chief Operating Officer of Quaint Oak Mortgage, LLC and the Executive hereby accepts said employment and agrees to render such services on the terms and conditions set forth in this Agreement.  In addition to the foregoing, the Executive shall be eligible to serve and, if so appointed, also agrees to serve as an officer of the Bank.  Subject to the terms hereof, the initial term of this Agreement shall be for the period commencing on the Effective Date hereof and ending on December 31, 2011; provided, however, that beginning on December 31, 2011, and on each December 31st thereafter, the term of this Agreement shall be extended for one additional year, provided that neither party to the Agreement has given notice to the other party in writing at least 30 days, and not more than 90 days, prior to any such December 31st that the term of this Agreement shall not be extended further.  If any party gives timely notice that the term will not be extended as of any such December 31st, then this Agreement shall terminate at the conclusion of its remaining term.  References herein to the term of this Agreement shall refer both to the initial term and successive terms."

2.            Section 3(a) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

"(a)            Base Salary and Commissions.  During the term of this Agreement, the Executive shall receive a minimum base salary of Eighty-Five Thousand and 00/100 Dollars ($85,000.00) per year ("Base Salary") payable in bi-weekly installments or with such other frequency as officers of the Employers are normally paid pursuant to their customary payroll practices.  The Executive's Base Salary may be increased from time to time in such amounts as may be determined by the Boards of Directors of the Employers in their sole discretion and may not be decreased without the Executive's prior express written consent.  Any increase in Base Salary shall become the "Base Salary" for purposes of this Agreement.  In addition to his Base Salary, the Executive may be entitled to earn annual commissions as provided pursuant to Schedule A attached hereto, provided, however, that in no event shall the Executive's aggregate annual compensation from all sources hereunder exceed a total of One Hundred Twenty Thousand and 00/100 Dollars ($120,000.00) per year."

3.            Section 3(c) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

"(c)            Employee Benefits.  During the term of this Agreement, the Executive shall be entitled to participate in such benefit plans as the Employers may adopt for the benefit of their employees.  In the event that the Executive is appointed as an officer of the Bank pursuant to Section 2 hereof, the Executive shall be entitled to participate in any employee benefit plans or arrangements maintained by the Bank.  The Employers shall not make any changes in such benefit plans that would adversely affect the Executive's rights or benefits thereunder without the Executive's express written consent.  Nothing paid to the Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the Base Salary payable to the Executive pursuant to Section 3(a) hereof."

4.            A new Section 3(e) is hereby added to the Employment Agreement to read as follows:

"(e)            Source of Payments.  All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Employers or the Bank, provided, however, to the extent that such payments and benefits are paid to or received by the Executive from the Bank, any such compensation and benefits paid by the Bank will be subtracted from any amounts simultaneously due to the Executive by the Employers."

5.            Section 6 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

"6.            Withholding.  All payments required to be made hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as may reasonably be required pursuant to any applicable law or regulation."

6.            All other terms and conditions of the Employment Agreement not otherwise modified by this Amendment shall remain in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the 11th day of May 2011.

ATTEST:		QUAINT OAK MORTGAGE, LLC

By:	/s/Diane J. Colyer	By:	/s/Robert T. Strong
	Diane J. Colyer		Robert T. Strong
	Corporate Secretary		Chairman of the Board

ATTEST:		QUAINT OAK REAL ESTATE, LLC

By:	/s/Diane J. Colyer	By:	/s/Robert T. Strong
	Diane J. Colyer		Robert T. Strong
	Corporate Secretary		Chairman of the Board

ATTEST:		QUAINT OAK ABSTRACT, LLC

By:	/s/Diane J. Colyer	By:	/s/Robert T. Strong
	Diane J. Colyer		Robert T. Strong
	Corporate Secretary		Chairman of the Board

EXECUTIVE

		By:	/s/William R. Gonzalez
William R. Gonzalez